Exhibit 1.1

$125,000,000

Isis Pharmaceuticals, Inc.

5 ½% Convertible Subordinated Notes

due 2009

PURCHASE AGREEMENT

April 26, 2002

PURCHASE AGREEMENT

April 26, 2002

UBS Warburg LLC

Robertson Stephens, Inc.

Needham & Company, Inc.

Roth Capital Partners, LLC

as Initial Purchasers

c/o UBS Warburg LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Isis Pharmaceuticals, Inc., a Delaware corporation, (the "Company"), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the "Initial Purchasers") $125,000,000 aggregate principal amount of its 5½% Convertible Subordinated Notes due 2009 (the "Firm Notes").  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $18,750,000 aggregate principal amount of the Company's 5 ½% Convertible Subordinated Notes due 2009 (the "Additional Notes").  The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the "Notes."

The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of May 1, 2002, between the Company and Wells Fargo Bank Minnesota, N. A., as trustee (the "Trustee").  Copies of the Indenture, in substantially final form, have been delivered to the Initial Purchasers.  The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the "Common Stock") of the Company, par value $0.001 per share (the "Shares").

The Notes and the Shares will be offered without being registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), to "qualified institutional buyers" in compliance with the exemption from registration provided by Rule 144A under the Act ("Rule 144A") and in offshore transactions in reliance on Regulation S under the Act ("Regulation S").

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase (as defined herein) between the Company and the Initial Purchasers (the "Registration Rights Agreement").

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each an "Offering Memorandum"), including or incorporating by reference a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company.  As used herein, the terms "Preliminary Memorandum," "Final Memorandum" and "Offering Memorandum" shall include in each case the documents incorporated by reference therein, if any.  The terms "supplement," "amendment" and "amend" as used herein with respect to an Offering Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum, if any, that are filed subsequent to the date of such Offering Memorandum, but prior to the completion of the offering of the Notes, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act").

The Company and the Initial Purchasers agree as follows:

1.                  Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A hereto at a purchase price of 97% of the principal amount thereof.

In addition, the Company hereby grants to the several Initial Purchasers the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Initial Purchasers shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined).  This option may be exercised by the Initial Purchasers, at any time and from time to time on or before the 30th day following the date hereof by written notice to the Company.  Such notice shall set forth the aggregate initial principal amount of Additional Notes as to which the option is being exercised and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than (i) the time of purchase or (ii) the second business day after the date on which the option shall have been exercised nor later than the tenth business day(1) after the date on which the option shall have been exercised.  The principal amount of Additional Notes to be sold to each Initial Purchaser shall be the amount which bears the same proportion to the aggregate amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto bears to the total amount of Firm Notes.

2.                  Payment and Delivery.  Payment of the purchase price for the Firm Notes shall be made to the Company by Federal (same day) funds, at the offices of Dewey Ballantine LLP in New York, New York, or at such other place as may be agreed upon by the parties hereto, for the respective accounts of the Initial Purchasers.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 1, 2002 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof).  The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase."

Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Notes.

Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall specify in writing not later than one full business day prior to the time of purchase or the additional time of purchase, as the case may be.  For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to

(1)     As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

3.                  Representations and Warranties of the Company.  The Company represents and warrants to each of the Initial Purchasers that:

(a)                the Preliminary Memorandum does not contain and the Final Memorandum, as amended or supplemented, as applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Offering Memorandum in reliance upon and in conformity with information concerning the Initial Purchasers furnished in writing by or on behalf of any Initial Purchaser through you to the Company for use in the Offering Memorandum; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the Notes other than the Offering Memorandum or any other materials, if any, permitted by the Act;

(b)                the Company's capitalization (i) on December 31, 2001 was in all material respects as set forth under the heading entitled "Actual" in the section of the Offering Memorandum entitled "Capitalization"; and (ii) as of the time of purchase shall be in all material respects as set forth on an as adjusted basis to give effect to the sale of the Firm Notes, as set forth under the heading entitled "As Adjusted" in the section of the Offering Memorandum entitled "Capitalization" (subject to the issuance of shares of Common Stock upon the exercise of stock options disclosed as outstanding and issued under the plans described in the Offering Memorandum and subject to the issuance of shares of Common Stock pursuant to agreements described in the Offering Memorandum); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c)                the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum;

(d)                the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").  The Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the "Subsidiaries") and except for such other inactive subsidiaries that do not possess, individually or in the aggregate, any assets, liabilities or rights that are material to the Company and the Subsidiaries taken as a whole; the Company owns such interest in the Subsidiaries as is set forth in the Offering Memorandum; except for the Subsidiaries or as described in the Offering Memorandum, the Company does not own, directly or indirectly, any long-term debt or any material equity interest in any firm, corporation, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and of the bylaws of the

Company and all amendments thereto have been made available to you; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e)                neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in the Company's or any Subsidiary's breach or violation of, or constitute the Company's or any Subsidiary's default under) (each such breach, violation, default or event of the Company or any of the Subsidiaries, a "Default Event"), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, other than, in the case of clauses (ii) and (iii), such Default Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and consummation of the other transactions contemplated hereby and thereby, including the issuance and sale of the Notes and the issuance of the Shares upon conversion of the Notes, does not constitute and will not result in a Default Event under (w) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries or by which any of them or their respective properties may be bound or affected, (y) under any federal, state, local or foreign law, regulation or rule or (z) under any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except, in the case of clauses (x) and (y), for such Default Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f)                 this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

(g)                the Registration Rights Agreement has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity and except to the extent the rights to indemnity may be limited by applicable law;

(h)                the Notes have been duly authorized by the Company and when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares initially issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable;

(i)                  the Indenture has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity and except to the extent the rights to indemnity may be limited by applicable law;

(j)                  the terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Offering Memorandum;

(k)                no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Notes and the Shares as contemplated hereby or the consummation by the Company of the other transactions contemplated hereby other than (i) as may be required (A) under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchasers, (B) by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement, (C) with respect to the Notes, under the applicable listing criteria of the National Association of Securities Dealers, Inc. (the "NASD") for its PORTAL trading market ("PORTAL") and (D) with respect to the Shares, under the applicable listing criteria of the Nasdaq National Market and (ii) as have been made or obtained on or prior to the time of purchase or the additional time of purchase, as the case may be (or, if not required to be made or obtained on or prior to the time of purchase or the additional time of purchase, as the case may be, that will be made or obtained when required);

(l)                  except as set forth in the Offering Memorandum (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it the Notes or the Shares or any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, co-sale rights, rights of first refusal or other rights to purchase the Notes or the Shares or any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Notes and the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the sale of the Notes and the Shares as contemplated hereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company whether as a result of the sale of the Notes and the Shares as contemplated hereby, the transactions contemplated by the Registration Rights Agreement or otherwise, except as disclosed in the Offering Memorandum and except for such rights as have been complied with or waived, or, with respect to the transactions contemplated by the Registration Rights Agreement, except as such rights will be complied with or waived;

(m)               Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Offering Memorandum, are independent public accountants as required by the Act;

(n)                the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, "Permits"), and has obtained all authorizations, consents and approvals from other persons (collectively, "Approvals") that are necessary in order to conduct its business as described in the Offering Memorandum, other than such Permits and Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to its knowledge, neither the Company nor any of the Subsidiaries is in violation of, or any default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)                all legal or governmental proceedings, related party transactions, contracts, leases or documents of a character required to be filed pursuant to the Exchange Act have been so filed, and all descriptions of such documents contained in the Offering Memorandum are correct in all material respects;

(p)                except as disclosed in the Offering Memorandum, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company, its directors or officers, any of the Subsidiaries or, to the Company's knowledge, any of the Subsidiaries' directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(q)                the financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth under "Summary Consolidated Financial Data," "Capitalization," and "Selected Consolidated Financial Data" in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with such financial statements and books and records of the Company;

(r)                 subsequent to the respective dates as of which information is given in the Final Memorandum, there has not been (i) any material adverse change, or any development which could reasonably be expected to result in a material adverse change in the business, operations, properties, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction of the Company or the Subsidiaries which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company other than accrued, paid in kind dividends for the Company's Series A Convertible Exchangeable 5% Preferred Stock and Series B Convertible Exchangeable 5% Preferred Stock; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Offering Memorandum;

(s)                the Company has obtained for the benefit of the Initial Purchasers the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its executive officers and directors; the Company will not release or purport to release any of its executive officers or directors from any Lock-Up Agreement without the prior written consent of UBS Warburg LLC;

(t)                 the Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(u)                any statistical and market related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(v)                neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(w)               the Company and each of the Subsidiaries maintain insurance of the types and in amounts reasonably adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

(x)                 neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Offering Memorandum any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or other than any losses or interferences which would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect;

(y)                the Company and each of the Subsidiaries have good title to all personal property owned by them as described in the Offering Memorandum, which to the Company’s knowledge is free and clear of all liens, encumbrances and defects except such as (i) are described in the Offering Memorandum, (ii) were incurred in the ordinary course of business and are not material or (iii) would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect; except as described in the Offering Memorandum, any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and presently proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

(z)                 neither the Company nor, to the Company's knowledge, any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(aa)             the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb)            except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(cc)             all documents incorporated by reference by the Offering Memorandum complied in all material respects, as of the date of the Offering Memorandum, with the requirements of the Exchange Act;

(dd)            other than as set forth in the Offering Memorandum, or as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for their business as described in the Offering Memorandum, without any known conflict with or infringement of the interests of others.  Except as described in the Offering Memorandum, the Company is not aware of any options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are outstanding and required to be described in a document incorporated by reference into the Offering Memorandum, and, except as described in the Offering Memorandum, neither the Company nor either of the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in a document incorporated by reference into the Offering Memorandum; none of the technology employed by the Company and the Subsidiaries has been obtained or is used or proposed to be used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or the Subsidiaries or any of their respective directors or executive officers or, to the Company's knowledge, any employees of the Company or the Subsidiaries, other than any violation which would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect; except as described in the Offering Memorandum, to the Company's knowledge neither the Company nor either of the Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Offering Memorandum and commercializing the products under development described therein, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;

(ee)             the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any Subsidiary or in which the Company, any Subsidiary or their respective products or product candidates have participated that are described in the Offering Memorandum or the results of which are referred to in the Offering Memorandum were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures; except to the extent disclosed in the Offering Memorandum, the Company and each Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the "Regulatory Authorities"); and except to the extent disclosed in the Offering Memorandum, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical studies or tests that are described in the Offering Memorandum or the results of which are referred to in the Offering Memorandum;

(ff)               when the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(gg)            none of the Company, the Subsidiaries or any affiliate (as defined in Rule 501(b) of Regulation D under the Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(hh)            none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, for which parties the Company makes no representations), or, to the knowledge of the Company, the Subsidiaries, has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to any offer or sale of the Notes made in reliance on Regulation S, and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, for which parties the Company makes no representations), and to the knowledge of the Company, the Subsidiaries, have complied and will comply with the offering restrictions requirement of Regulation S with respect to any offer or sale of the Notes made in reliance on Regulation S; and

(ii)                it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

4.                  Representations and Warranties of the Initial Purchasers.  The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum, and each Initial Purchaser hereby represents and warrants to and agrees with the Company that:

(a)                It will offer and sell the Notes only:  (i) to persons whom it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and (ii) outside the United States to persons other than U.S. persons (as defined in Regulation S) in compliance with Regulation S, who, in each case, in purchasing such Notes, are deemed to have represented and agreed as provided in the Offering Memorandum under the caption "Notice to investors";

(b)                It is a QIB within the meaning of Rule 144A;

(c)                It has not and will not directly or indirectly, solicit offers in the United States for, or offer or sell, the Notes by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and

(d)                With respect to offers and sales outside the United States:

(i)                   It understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

(ii)                 The Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S or pursuant to another exemption from the registration requirements of the Act; and

(iii)                It has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until one year after the later of the commencement of the offering and the time of purchase (or the additional time of purchase, if later) (the "Distribution Compliance Period"), only in accordance with Rule 903 of Regulation S or as otherwise permitted in this Section 4; accordingly, neither it, its

Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and it, its Affiliates and such persons have complied and will comply with the offering restrictions requirement of Regulation S, including, during the Distribution Compliance Period:

a)             no such offer or sale will be made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser);

b)                  it will not engage in hedging transactions involving the Notes or the Shares unless in compliance with the Act and will include in any information provided to publishers of publicly available databases a statement that the Notes are subject to restrictions under Regulation S and Rule 144A; and

c)             it, its Affiliates and any person acting on its behalf, if selling Notes to another Initial Purchaser, a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as set forth in this Section 4.

5.                  Certain Covenants of the Company.  The Company hereby agrees:

(a)                to prepare the Offering Memorandum in a form approved by the Initial Purchasers and not to make any amendment or supplement to the Final Memorandum which shall reasonably be disapproved by counsel to the Initial Purchasers promptly after reasonable notice thereof;

(b)                to furnish such information as may be required and otherwise to cooperate in qualifying the Notes and the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes and the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(c)                to furnish, upon request, to the Initial Purchasers for as long as the Notes are outstanding (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other public information as you may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

(d)                to furnish the Initial Purchasers with as many copies of the Offering Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such time to amend or supplement the Offering Memorandum, to notify the Initial Purchasers and upon the request of the Initial Purchasers to prepare and furnish, at the Company's expense, to the Initial Purchasers and to any dealer in securities as many copies as the Initial Purchasers may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(e)                to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(d) hereof;

(f)                 at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders from time to time of the Notes, to furnish at its expense, upon request, to holders of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

(g)                to use its best efforts to cause the Notes to be eligible for trading in PORTAL;

(h)                to apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of proceeds" in the Offering Memorandum;

(i)                  to reserve and keep available at all times free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

(j)                  to use its best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the Nasdaq National Market;

(k)                to pay all costs, expenses, fees and taxes in connection with (i) the preparation of each Preliminary Memorandum, Final Memorandum and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) the preparation, issue, execution, authentication, transfer and delivery of the Notes and the Shares, (iii) the printing of this Agreement, the Registration Rights Agreement, the Indenture and any closing documents

(including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Initial Purchasers and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes and the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Initial Purchasers) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers and to dealers, (v) any fees payable to investment rating agencies with respect to the rating of the Notes, (vi) the cost and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Notes to prospective investors and the Initial Purchasers' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the other obligations of the Company hereunder;

(l)                  not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Notes or shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Notes or the Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Notes or shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Notes or the Common Stock, for a period of ninety (90) days after the date hereof (the "Lock-up Period"), without the prior written consent of UBS Warburg LLC except for (i) the issuance and sale of the Notes pursuant to this Agreement and the issuance of Shares upon conversion of the Notes, (ii) the registration of the offer and sale of the Notes and the Shares pursuant to the Registration Rights Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants or upon the conversion of convertible securities disclosed as outstanding in the Offering Memorandum, (iv) the issuance of stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Offering Memorandum and (v) the issuance and registration of securities which may be required pursuant to the Company's or the Subsidiaries' currently outstanding agreements which are described in the Offering Memorandum, including without limitation the issuance of Common Stock to Hybridon, Inc. and the registration thereof under the Act.  During the first 45 days of the Lock-up Period UBS Warburg LLC may withhold its consent to the actions described in this Section 5(l) for any or no reason.  If after the expiration of the first 45 days of the Lock-up Period the average last reported sales price of the Common Stock on the Nasdaq National Market for any five consecutive trading days equals or exceeds $19.95 per share (adjusted for any stock split, combination or similar transaction), then UBS Warburg LLC may not thereafter withhold its consent to such actions unreasonably.

(m)               not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act), either directly or by an Affiliate, which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the offer and sale of the Notes;

(n)                not to solicit any offer to buy or offer or sell the Notes or the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(o)                with respect to those Notes sold in reliance on Regulation S, (i) not to, either directly or by any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers), engage in any directed selling efforts (within the meaning of Regulation S) and (ii) directly and its affiliates and any person acting on its or their behalf (other than the Initial Purchasers) to comply with the requirements of Regulation S and, during the Distribution Compliance Period, to include in any information provided to publishers of publicly available databases a statement that the Notes are subject to restrictions under Regulation S and Rule 144A;

(p)                during the period of two years after the time of purchase or the additional time of purchase, if later, not to directly, nor permit any of its affiliates (as defined in Rule 144 under the Act ("Rule 144")) to, resell any of the Notes or the Shares which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Act;

(q)                not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby; and

(r)                 to file in a timely manner a Form D with the Securities and Exchange Commission pursuant to Regulation D under the Act relating to the offer and sale of the Notes.

6.                  Reimbursement of Initial Purchasers' Expenses.  If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 9 hereof or the default by one or more of the Initial Purchasers in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 5(k) hereof, to reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7.                  Conditions of Initial Purchasers' Obligations.  The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Initial Purchasers at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Cooley Godward LLP, counsel for the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Initial Purchasers and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Initial Purchasers, stating that:

(i)                   the Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, to execute and deliver this Agreement, the Registration Rights Agreement and the Indenture and to issue, sell and deliver the Notes and, if issued on the date hereof, the Shares in accordance with the terms of the Indenture, as herein contemplated;

(ii)                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(iii)                this Agreement has been duly authorized, executed and delivered by the Company;

(iv)               the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(v)                 the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(vi)               the Company has authorized and outstanding (as of the dates indicated) shares of capital stock as set forth in the Offering Memorandum under the caption "Capitalization"; the outstanding shares of capital stock of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) were issued in compliance with all preemptive rights, co-sale rights and rights of first refusal under (1) the Delaware General Corporation Law (the "DGCL"), (2) the Certificate of Incorporation, as amended, and Bylaws of the Company and (3) any contract, commitment or instrument filed as an exhibit to a document filed by the Company pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum (collectively, the "Material Agreements"); with respect to the Company's issuance of the Shares upon conversion of the Notes, there are no applicable preemptive rights under the DGCL, the Certificate of Incorporation, as amended, or Bylaws of the Company or any of the Material Agreements;

(vii)              the common stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum (as incorporated by reference therein from the Company’s Registration Statement on Form 8-A filed with the Commission on April 12, 1991 and from the Company’s Certificate of Amendment of Restated Certificate of Incorporation filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001, as amended);

(viii)            no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture and the issuance and sale of the Notes and, if issued on the date hereof, the Shares, except for such as (A) may be required under state securities laws and except for the filing of a Form D with the Securities and Exchange Commission pursuant to Regulation D under the Act, (B) are required in connection with the filing of the shelf registration statement(s) as contemplated by the Registration Rights Agreement and (C) have been obtained or made prior to the date hereof;

(ix)                the execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture and the Notes by the Company, the issuance of the Notes and, if issued on the date hereof, the issuance of the Shares upon the conversion of the Notes do not constitute, and will not result in, a Default Event pursuant to (A) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company, (B) any Material Agreement, (C) any law, regulation or rule applicable to the Company (other than state or foreign securities laws, as to which such counsel expresses no opinion) or (D) any decree, judgment or order known by such counsel to be applicable to the Company or any of the Subsidiaries other than, in the case of clause (B) such Default Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)                  to the best of such counsel's knowledge, there are no related party transactions, contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the documents incorporated by reference in the Offering Memorandum or to be summarized or described in such documents which have not been so filed, summarized or described;

(xi)                to the best of such counsel's knowledge, except as disclosed in the Offering Memorandum, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened to which the Company or any of the Subsidiaries is subject or of which any of their respective properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii)               the Company is not and, after giving effect to the offer and sale of the Notes, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

(xiii)             the Notes have been duly authorized and executed by the Company and when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement will constitute legal, valid and binding obligations of the Company;

(xiv)             the Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes and are initially sufficient in number to meet the conversion requirements of the Notes, and such Shares, when so issued in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable;

(xv)              assuming (A) the veracity of the representations and warranties of the Company set forth in Section 3 of this Agreement and of the Initial Purchasers set forth in Section 4 of this Agreement and (B) compliance by the Company with the covenants and agreements set forth in Section 5 of this Agreement and by the Initial Purchasers with the covenants and agreements set forth in Section 4 of this Agreement, it is not necessary in connection with (x) the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement or (y) the initial resales of the Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum to register the Notes under the Act or to qualify the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note or Share;

(xvi)             the statements set forth in the Offering Memorandum under the caption "Description of convertible notes," insofar as such description purports to describe the provisions of documents referred to therein, fairly present in all material respects such documents;

(xvii)           those statements in the Offering Memorandum under the captions "Risk factors—Provisions in our certificate of incorporation, other agreements and Delaware law may prevent stockholders from receiving a premium for their shares" and "Risk factors—If registration rights that we have previously granted are exercised, then the price of our securities may be negatively affected" that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information or applicable law referred to therein;

(xviii)          those statements in the Offering Memorandum under the caption "Material United States federal income tax considerations," insofar as such statements constitute a discussion of the United States federal tax laws referred to therein, are accurate in all material respects and fairly present in all material respects the United States federal tax laws referred to therein; and

(xix)              except as described in the Offering Memorandum (including those documents incorporated by reference therein), no person has the right, pursuant to the terms of any Material Agreement, to have any securities issued by the Company and owned by such person registered pursuant to the Act, as a result of the transactions contemplated by this Agreement or otherwise, except for such rights as have been complied with or waived.

In addition, such counsel shall state that, during the course of the preparation of the Offering Memorandum (it being understood that such counsel did not participate in the preparation of the documents incorporated by reference), such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum were discussed.  Although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as and to the extent stated in subparagraphs (vii), (xvi), (xvii) and (xviii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum or any amendment or supplement thereto at the date of such Offering Memorandum or such amendment or supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial or statistical data included in the Offering Memorandum).

(b)                You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Woodcock Washburn LLP, patent counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Initial Purchasers and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Initial Purchasers, stating that:

(i)                   based on information brought to such counsel's attention by the Company with respect to the Company's investigation of the published literature and patent references relating to the inventions claimed in its patent applications in such counsel's care (the "relevant applications"), such counsel has disclosed all pertinent art references to the United States Patent and Trademark Office in such applications.  To the best of such counsel's knowledge, all information submitted to the United States Patent and Trademark Office in the relevant applications and in connection with the prosecution of the relevant applications was accurate.  Neither such counsel nor, to the best of its knowledge, the Company has made any misrepresentation or concealed any material fact from the Patent and Trademark Office in any of the relevant applications, or in connection with the prosecution of such applications;

(ii)                 the statements in the Offering Memorandum under the heading "Risk factors—Intellectual property litigation could be expensive and prevent us from pursuing our programs" and in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 under the caption "Patents and Proprietary Rights" constitute an accurate summary of the matters referred to therein and fairly present the information called for with respect to such matters; and

(iii)                other than as disclosed in the Offering Memorandum, to the best of such counsel's knowledge, the Company's products and products under development do not, and would not upon commercialization, infringe or conflict with asserted rights of any third party with respect to any material patents, trademarks, licenses, copyrights and proprietary or other confidential information employed by the Company in connection with its business.

With respect to subparagraph (i) of paragraph (b) above, Woodcock Washburn LLP may state that they have not independently conducted any investigation of the published literature and patent references relating to the inventions claimed in the Company's patent applications.

(c)                You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Initial Purchasers, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Notes by the Company, the Offering Memorandum (together with any supplement thereto) and other related matters as the Initial Purchasers may require.

(d)                You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Initial Purchasers (with reproduced copies for each of the Initial Purchasers) in the forms heretofore approved by UBS Warburg LLC.

(e)                No amendment or supplement to the Offering Memorandum, or document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been made or filed to which you have objected or shall object in writing.

(f)                 At the time of purchase or the additional time of purchase, as the case may be, the Offering Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g)                Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any development involving a prospective material and adverse change (other than as specifically described in the Offering Memorandum), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

(h)                The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by one of the Company's executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f) and (g) of this Section 7 have been met.

(i)                  You shall have received the letters referred to in Section 3(s).

(j)                  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Offering Memorandum as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

(k)                The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

(l)                  Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in rule 436(g)(2) under the Act.

8.                  Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of UBS Warburg LLC or any group of Initial Purchasers (which may include UBS Warburg LLC) which has agreed to purchase in the aggregate at least 50% of the Firm Notes, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Offering Memorandum, there has been any material adverse change, financial or otherwise (other than as specifically described in the Preliminary Offering Memorandum at the time of execution of this Agreement), in the operations, business, condition or prospects of the Company and the Subsidiaries taken as a whole, which would, in the judgment of UBS Warburg LLC or in the judgment of such group of Initial Purchasers, make it impracticable to market the Notes in the manner and on the terms set forth in the Final Offering Memorandum, (ii) there shall have occurred any downgrading, or any notice shall have been given of (x) any intended or potential downgrading or (y) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (iii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of UBS Warburg LLC or in the judgment of such group of Initial Purchasers, to make it impracticable to market the Notes in the manner and on the terms set forth in the Final Offering Memorandum.

If you or any group of Initial Purchasers elects to terminate this Agreement as provided in this Section 8, the Company and each other Initial Purchaser shall be notified promptly by letter or telegram from such terminating Initial Purchaser.

If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 10 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.                  Increase in Initial Purchasers' Commitments.  Subject to Sections 7 and 8, if any Initial Purchaser shall default in its obligation to purchase and pay for the Firm Notes to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Firm Notes which all Initial Purchasers so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total aggregate principal amount of Firm Notes to be purchased at such time, the non-defaulting Initial Purchasers shall purchase and pay for (in addition to the aggregate number of Firm Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Firm Notes agreed to be purchased by all such defaulting Initial Purchasers, as hereinafter provided.  Such Notes shall be purchased and paid for by such non-defaulting Initial Purchaser or Initial Purchasers in such amount or amounts as you may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Notes shall be purchased and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Firm Notes set opposite the names of such non-defaulting Initial Purchasers in Schedule A.

Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval).

If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Offering Memorandum and other documents may be effected.

The term Initial Purchaser as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 9 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A.

If the aggregate principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total aggregate principal amount of Notes which all Initial Purchasers agreed to purchase hereunder, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Initial Purchaser and without any liability on the part of any non-defaulting Initial Purchaser to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

10.               Indemnity and Contribution.

(a)                The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its partners, directors and officers, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (the term Offering Memorandum for the purpose of this Section 10 being deemed to include any Preliminary Memorandum, the Final Memorandum and the Offering Memorandum as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Offering Memorandum or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Initial Purchaser through you to the Company expressly for use with reference to such Initial Purchaser in such Offering Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Offering Memorandum or necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Notes or (iv) the matters to be covered in the Final Memorandum under the caption "Risk factors—If this offering violated securities laws, purchasers in this offering would have the right to seek refunds or damages" (such description to be substantially as set forth on Exhibit B hereto), provided, however, that the indemnity agreement contained in clause (i) of this subsection (a) with respect to any Preliminary Memorandum or amended Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, damage, expense, liability or claim purchased the Notes which is the subject thereof if the Final Memorandum corrected any such alleged untrue statement or omission and if such Initial Purchaser failed to send or give a copy of the Final Memorandum to such person at or prior to the written confirmation of the sale of such Notes to such person, unless the failure is the result of noncompliance by the Company with Section 5(d) hereof.

If any action, suit or proceeding (together, a "Proceeding") is brought against an Initial Purchaser or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Initial Purchaser or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Initial Purchaser or any such person or otherwise, except to the extent the Company is materially prejudiced thereby.  Such Initial Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Initial Purchaser and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Company's written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)                Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Initial Purchaser through you to the Company expressly for use with reference to such Initial Purchaser in the Offering Memorandum (or in the Offering Memorandum as amended by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Offering Memorandum or necessary to make such information not misleading.

(c)                If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Initial Purchaser in writing of the institution of such Proceeding and such Initial Purchaser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Initial Purchaser shall not relieve such Initial Purchaser from any liability which such Initial Purchaser may have to the Company or any such person or otherwise, except to the extent such Initial Purchaser is materially prejudiced thereby.  The Company or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Initial Purchaser in connection with the defense of such Proceeding or such Initial Purchaser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Initial Purchaser (in which case such Initial Purchaser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred (it being understood, however, that such Initial Purchaser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No Initial Purchaser shall be liable for any settlement of any such Proceeding effected without the written consent of such Initial Purchaser but if settled with the written consent of such Initial Purchaser, such Initial Purchaser agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)                If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers.  The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 10, in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes with investors exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers' obligations to contribute pursuant to this Section 10 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

(f)                 The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Initial Purchasers contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes.  The Company and each Initial Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Notes, or in connection with the Offering Memorandum.

11.               Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, NY  10171-0026, Attention:  Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2292 Faraday Avenue, Carlsbad, CA  92008, Attention:  B. Lynne Parshall, Esq., Executive Vice President and Chief Financial Officer.

12.               Information Furnished by the Initial Purchasers.  The statements set forth in the last paragraph on the cover page of the Offering Memorandum and the statements set forth in the ninth paragraph (regarding over-allotment, stabilizing and syndicate covering transactions) under the caption "Plan of distribution" in the Offering Memorandum constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 3 and 10 hereof.

13.               Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.               Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Initial Purchaser or any indemnified party.  Each Initial Purchaser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment not subject to appeal in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

15.               Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers, the Company and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

16.               Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.               Successors and Assigns.  This Agreement shall be binding upon the Initial Purchasers and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Initial Purchasers' respective businesses and/or assets.

18.               Miscellaneous.  UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC.  Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC.  To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

ISIS PHARMACEUTICALS, INC.

		By:	/s/ B. Lynne Parshall
Name:
Title:

Accepted and agreed to as of the date first above written:

UBS WARBURG LLC
ROBERTSON STEPHENS, INC.
NEEDHAM & COMPANY, INC.
ROTH CAPITAL PARTNERS, LLC

on behalf of itself and the other Initial Purchasers named in Schedule A hereto:

By:	UBS WARBURG LLC

By:	/s/ Steve Meehan
Name: Steve Meehan
Title: Managing Director

By:	/s/ S. Kelly
Name: S. Kelly
Title: Director

SCHEDULE A

Initial Purchasers	Principal Amount of Firm Notes

UBS WARBURG LLC	$122,375,000

ROBERTSON STEPHENS, INC.	1,500,000
NEEDHAM & COMPANY, INC.	750,000
ROTH CAPITAL PARTNERS, LLC	375,000

Total	$125,000,000

Sch-B

SCHEDULE B

Name	Jurisdiction of Incorporation

Orasense Ltd.	Bermuda

Hepasense Ltd.	Bermuda

Sch-B

EXHIBIT A

Isis Pharmaceuticals, Inc.

Common Stock

($.001 Par Value)

, 2002

UBS Warburg LLC

Robertson Stephens, Inc.

c/o UBS Warburg LLC

       299 Park Avenue
       New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement") to be entered into by and among Isis Pharmaceuticals, Inc. (the "Company"), you and the other Initial Purchasers named therein, with respect to an offering without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on Rule 144A, Regulation S and Regulation D under the Act, Convertible Subordinated Notes due 2009 (the "Notes") of the Company (the "Offering").

In order to induce you to enter into the Purchase Agreement, the undersigned agrees that for a period of 90 days after the date of the Final Memorandum relating to the Offering the undersigned will not, without the prior written consent of UBS Warburg LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Notes or Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any securities substantially similar to the Notes or the Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for any Notes or Common Stock or any securities substantially similar to the Notes or the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Initial Purchasers pursuant to the Purchase Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement, or (d) the sale of up to         [The Number Equal to the greater of (A) the number of shares subject to stock options that will expire by the end of 2002, or (B) 20,000 shares for

Exhibit B-1

Executive Officers and 8,000 shares for Directors] shares of Common Stock made after the tenth (10th) business day following the time of purchase (as defined in the Purchase Agreement).  For sales of Common Stock made under the exception set forth in clause (d) above, the Company will recommend that the undersigned use designated personnel of UBS Warburg LLC previously approved by the Company to effectuate such sales.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for a period of 90 days after the date of the Final Memorandum relating to the Offering, the undersigned will not, without the prior written consent of UBS Warburg LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

If for any reason the Purchase Agreement shall be terminated prior to the time of purchase (as defined in the Purchase Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Exhibit A-2

EXHIBIT B

If this offering violated securities laws, purchasers in this offering would have the right to seek refunds or damages.

On April 24, 2002, an article appeared in a San Diego newspaper regarding this offering in which one of our officers was interviewed.  The newspaper article could form the basis for a claim that we have engaged in an unregistered public offering of the convertible notes in violation of securities laws.  We would dispute any such claim.  However, if such a claim were made and it prevailed, the initial purchasers and persons who purchase the convertible notes from the initial purchasers in this offering would have the right, for a period of one year, to obtain recovery of the consideration paid in connection with their purchase of the convertible notes or, if they have already sold the convertible notes, to recover any losses resulting from their purchase of the convertible notes.

A-1